EXHIBIT 5.1
                                                                    ___________

                                [SMRH LETTERHEAD]



February 27, 2003
                                                   Our File Number:  0VT4-101688


Unified Western Grocers, Inc.
5200 Sheila Street
Los Angeles, CA  90040


        Form S-2 Registration Statement of Unified Western Grocers, Inc.
        ________________________________________________________________

Ladies and Gentlemen:

         This opinion is rendered to you in connection with a Registration Statement on Form S-2 (the "Registration Statement") being filed by Unified Western Grocers, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $4,000,000 Subordinated Patronage Dividend Certificates due December 15, 2007 (the "Certificates") of the Company.

         We have acted as counsel for the Company in connection with the preparation of the Registration Statement. In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

         (a) The form of Indenture relating to the Certificates; and

         (b) Such corporate records, officers' certificates and other documents as we have deemed necessary as a basis for the opinion expressed below.

         In rendering the opinion set forth below, we have assumed:

         (1) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals; and

         (2) The conformity of all executed agreements and other documents to the forms of such agreements and other documents reviewed by us in rendering this opinion.

         On the basis of the foregoing, and subject to the qualifications and limitations set forth below, it is our opinion that the Certificates will, upon the offering and sale thereof in the manner referred to in the Registration Statement, be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of


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Unified Western Grocers, Inc.
February 27, 2003
Page 2


general applicability relating to or affecting creditors' rights and general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         This opinion letter is solely for your benefit in connection with the subject transaction, and it may not be relied upon by or quoted to, nor, except as stated in the immediately following paragraph, may copies of it be delivered to or used by, any other person for any purpose whatsoever without our prior written consent in each instance.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement.

                                     Respectfully submitted,

                                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP